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[STIFEL, NICOLAUS & COMPANY, INCORPORATED LETTERHEAD]

                                                                    EXHIBIT 23.7

                          CONSENT OF FINANCIAL ADVISOR

      We hereby consent to the use of our opinion included as Appendix D to the Joint Proxy Statement included in the Registration Statement on Form S-4 relating to the proposed merger of Magna Group, Inc. into Union Planters Corporation, and to the reference to our firm name under the caption "Description of Transaction - Opinion of UPC's Financial Advisor" in such Joint Proxy Statement. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                  STIFEL, NICOLAUS & COMPANY, INCORPORATED


                                  By:  /s/ RICK E. MAPLES
                                       ---------------------
                                       Rick E. Maples
                                       Senior Vice President



St. Louis, Missouri

May 14, 1998